UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): 12/13/2005

INSMED INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Virginia	0-30739	54-1972729
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4851 Lake Brook Drive, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Between December 13, 2005 and December 19, 2005, Insmed Incorporated received notices from holders of its 5.5% Convertible Notes due 2008 - 2010 electing to voluntarily convert $10,922,000 principal amount of Convertible Notes into 8,433,977 shares of common stock at the conversion rate of one share of common stock for each $1.295 in principal amount of the Convertible Notes. The Company also received $3,358,810 from warrant exercises that resulted in 2,374,234 shares of common stock being issued. 463,036 shares were issued at an exercise price of $1.71 and 1,911,198 shares were issued at an exercise price of $1.36.

The common stock issued upon the conversion of the Convertible Notes and the warrants was issued in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended, provided for in Section 3(a)(9) and Section 4(2) thereof and is all currently registered for resale by the holders pursuant to Insmed’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 8, 2005 (the “Registration Statement”).

Following the conversions described above, $11,438,000 principal amount of the Convertible Notes remained outstanding. In addition, because certain of the Convertible Notes were converted prior to the March 1, 2006 quarterly interest payment, the Company issued an additional 14,959 shares of common stock for the forfeited cash interest payment at a conversion price of $1.295. A summary of the terms of the Convertible Notes, including the conversion features and interest payments was previously provided in the Registration Statement and Insmed’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2005 (the “Current Report”). The form of the Convertible Notes was filed with the Current Report and the forms of the warrants were filed on Current Reports filed with the SEC on March 16, 2005 and November 10, 2004. The Registration Statement, the Current Report and the form of Convertible Note are each incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: December 19, 2005	By:	/s/ Mike S. Duncan
Mike S. Duncan
Principal Financial Officer